Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey/Chad Jacobs
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES THIRD QUARTER FISCAL 2009 RESULTS
Earnings Before Income Taxes (EBIT) Increased 53% to $4.4 million versus $2.9 million Last Year
Funded Debt Decreased $24.1 million, or 22% to $83.4 million

NELSONVILLE, Ohio, October 22, 2009 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced financial results for its third quarter ended September 30, 2009.

For the third quarter of 2009, net sales were $66.6 million versus net sales of $72.5 million in the third quarter of 2008. The Company’s earnings before income taxes increased 53.4% to $4.4 million in third quarter 2009 compared to $2.9 million in the same period last year. Net earnings increased 17.2% to $2.8 million, or $0.50 per diluted share versus net earnings of $2.4 million, or $0.43 per diluted share a year ago. In the third quarter of 2008, the Company received a one-time prior year tax benefit of approximately $0.6 million, or $0.10 per diluted share. Excluding this one-time benefit, third quarter 2009 diluted EPS increased 51.5% to $.50 compared to $.33 in the third quarter of 2008.

Mike Brooks, Chairman and Chief Executive Officer, commented, “We are very pleased with our third quarter performance. Our recent results reflect the steps we have taken over the last 18 months to reduce expenses and improve efficiency in order to enhance our profitability and strengthen our balance sheet. For the fifth consecutive quarter we lowered our operating expenses double digits on a percentage basis as we continue to remove costs from our retail division by transitioning more customer transactions to the internet. At the same time, our ability to more effectively manage our inventory levels and receivables decreased borrowings under our credit facility and lowered our interest expense by 14%.  Equally important, we began to see some stabilization of our sales base with several of our wholesale categories – Hunting, Western, and Duty – reporting positive gains.  With inventories at retailers relatively clean, we are optimistic we will continue to benefit from a higher frequency of reorders and we are confident that we can deliver improved profitability year-over-year during the fourth quarter.”

Third Quarter Review
Net sales for the third quarter decreased to $66.6 million compared to $72.5 million a year ago. Wholesale sales for the third quarter decreased 2.1% to $54.5 million compared to $55.6 million for the same period in 2008. Retail sales for the third quarter were $11.5 million compared to $15.3 million for the same period last year. Retail sales were down year-over-year as a result of the ongoing transition to more internet driven transactions, and the decision to remove a portion of our Lehigh mobile stores from operation to help lower costs as discussed below. Military segment sales for the third quarter were $0.6 million versus $1.6 million for the same period in 2008. Third quarter 2009 military sales include the initial shipments of insulated boots under the $29 million blanket purchase agreement the company received from the General Services Administration (GSA) in July 2009.

Gross margin in the third quarter of 2009 was $24.7 million, or 37.1% of sales compared to $27.1 million, or 37.4% for the same period last year.

Selling, general and administrative (SG&A) expenses decreased $3.4 million or 15.4% to $18.6 million, or 27.9% of sales for the third quarter of 2009 compared to $22.0 million, or 30.3% of sales, a year ago. The decrease in SG&A expenses was primarily the result of a reduction in salaries & benefits, freight, Lehigh mobile store expenses and tradeshow expenses.

Income from operations increased $1.0 million, or 19.8% to $6.1 million, or 9.2% of sales for the period compared to income from operations of $5.1 million, or 7.1% sales in the prior year.

Interest expense decreased $0.3 million or 14.4% to $2.0 million for the third quarter of 2009 versus $2.3 million for the same period last year. The decrease is the result of a reduction in average borrowings combined with lower interest rates compared to the same period last year.

The Company’s funded debt decreased $24.1 million, or 22.4% to $83.4 million at September 30, 2009 versus $107.6 million at September 30, 2008.

Inventory decreased $15.3 million, or 18.3%, to $68.1 million at September 30, 2009 compared with $83.3 million on the same date a year ago.

The Company’s accounts receivable decreased 19.8% to $58.3 million at September 30, 2009 versus $72.7 million at September 30, 2008.

Conference Call Information
The Company’s conference call to review third quarter fiscal 2009 results will be broadcast live over the internet today, Thursday, October 22, 2009 at 4:30 pm Eastern Time.  The broadcast will be hosted at www.rockybrands.com.

About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding a higher frequency of reorders and improved profitability (paragraph 3).  These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2008 (filed March 3, 2009) and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2009 (filed May 4, 2009) and June 30, 2009 (filed July 31, 2009).  One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2009	December 31, 2008	September 30, 2008
	Unaudited		Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,002,909	$4,311,313	$4,332,477
Trade receivables – net	58,296,661	60,133,493	72,654,591
Other receivables	1,598,829	1,394,235	1,289,396
Inventories	68,065,444	70,302,174	83,320,590
Deferred income taxes	2,173,391	2,167,966	1,978,946
Prepaid and refundable income taxes	247,011	75,481	-
Prepaid expenses	1,949,885	1,455,158	2,366,859
Total current assets	136,334,130	139,839,820	165,942,859
FIXED ASSETS – net	23,132,489	23,549,319	24,254,455
IDENTIFIED INTANGIBLES	30,627,527	31,020,478	36,044,132
OTHER ASSETS	2,677,353	2,452,501	2,154,179
TOTAL ASSETS	$192,771,499	$196,862,118	$228,395,625

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$7,683,778	$9,869,948	$14,492,182
Current maturities – long term debt	503,841	480,723	464,846
Accrued expenses:
Taxes - other	387,817	641,670	612,445
Other	5,987,861	4,261,689	7,076,926
Total current liabilities	14,563,297	15,254,030	22,646,399
LONG TERM DEBT – less current maturities	82,940,392	87,258,939	107,115,967
DEFERRED INCOME TAXES	9,558,761	9,438,921	12,569,600
DEFERRED LIABILITIES	4,116,613	3,960,472	1,170,026
TOTAL LIABILITIES	111,179,063	115,912,362	143,501,992

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2009 - 5,547,215; December 31, 2008 - 5,516,898; September 30, 2008 - 5,508,398	54,387,752	54,250,064	54,193,211

Accumulated other comprehensive loss	(2,982,564)	(3,222,215)	(1,462,344)
Retained earnings	30,187,248	29,921,907	32,162,766
Total shareholders' equity	81,592,436	80,949,756	84,893,633
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$192,771,499	$196,862,118	$228,395,625

 Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
NET SALES	$66,572,437	$72,500,603	$167,825,613	$193,492,740

COST OF GOODS SOLD	41,856,651	45,414,533	105,299,667	116,060,912

GROSS MARGIN	24,715,786	27,086,070	62,525,946	77,431,828

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	18,576,780	21,961,032	56,642,081	65,897,978

INCOME FROM OPERATIONS	6,139,006	5,125,038	5,883,865	11,533,850

OTHER INCOME AND (EXPENSES):
Interest expense	(1,955,485)	(2,285,051)	(5,665,905)	(7,101,237)
Other – net	224,442	34,254	257,899	31,385
Total other - net	(1,731,043)	(2,250,797)	(5,408,006)	(7,069,852)

INCOME BEFORE INCOME TAXES	4,407,963	2,874,241	475,859	4,463,998

INCOME TAX EXPENSE	1,626,518	500,000	210,518	1,056,000

NET INCOME	$2,781,445	$2,374,241	$265,341	$3,407,998

NET INCOME PER SHARE
Basic	$0.50	$0.43	$0.05	$0.62
Diluted	$0.50	$0.43	$0.05	$0.62

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	5,547,215	5,508,398	5,546,993	5,508,252
Diluted	5,547,215	5,512,634	5,546,993	5,518,138